Exhibit 10.1

FIRST AMENDMENT, dated as of March 2, 2017 (this “Amendment”), to the AMENDED AND RESTATED REIMBURSEMENT AGREEMENT, dated as of November 14, 2014 and as amended and restated as of February 19, 2016 (the “Existing Reimbursement Agreement”), between CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., an exempted limited company incorporated under the laws of Bermuda (“CME”), CME MEDIA ENTERPRISES B.V., a private company with limited liability incorporated under the laws of the Netherlands (“CME BV”) and TIME WARNER INC., a Delaware corporation as CME Credit Guarantor (“CME Credit Guarantor”).
WHEREAS, CME, CME BV and CME Credit Guarantor have entered into the Existing Reimbursement Agreement to obligate (a) CME to (i) reimburse CME Credit Guarantor for any amounts paid by CME Credit Guarantor and/or the Time Warner Subsidiary Guarantors in respect of (w) the 2014 Third Party Credit Agreement Guarantee, 2015 Third Party Credit Agreement Guarantee and 2016 Third Party Credit Agreement Guarantee, (x) the 2014 Third Party Loan Purchase Price, 2015 Third Party Loan Purchase Price and 2016 Third Party Loan Purchase Price, (y) any payments made under the 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement and 2016 Third Party Credit Agreement, in any case on behalf of CME or CME BV, as applicable, and (z) the 2014 Refinancing Hedge Guarantee, 2015 Refinancing Hedge Guarantee and 2016 Refinancing Hedge Guarantee and (ii) pay the Commitment Fee, 2014 Refinancing Guarantee Fee and 2015 Refinancing Guarantee Fee and (b) CME BV to pay the 2016 Refinancing Guarantee Fee;
WHEREAS, CME, CME BV and CME Credit Guarantor have agreed to effect an amendment to the Existing Reimbursement Agreement as set forth herein; and
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Existing Reimbursement Agreement.
SECTION 2.Amendment of Reimbursement Agreement. Effective as of the First Amendment Effective Date (as defined below), the Existing Reimbursement Agreement is hereby amended (the Existing Reimbursement Agreement, as so amended, being referred to herein as the “Reimbursement Agreement”) as follows:

A.	Section 1.01 of the Reimbursement Agreement shall be amended to insert the following definitions in appropriate alphabetical order:
“2014 Refinancing Cash Fee Portion” has the meaning assigned to such term in Section 2.03(a).
“2014 Refinancing PIK Fee Portion” has the meaning assigned to such term in Section 2.03(a).
“2015 Refinancing Cash Fee Portion” has the meaning assigned to such term in Section 2.03(b).
“2015 Refinancing PIK Fee Portion” has the meaning assigned to such term in Section 2.03(b).

“Applicable Rate” means, on any date on and after March 1, 2017, the rate per annum set forth below as the Cash Rate (the “Cash Rate”), the PIK Fee Rate (the “PIK Fee Rate”) or the Total Rate (the “Total Rate”), as applicable, based upon Consolidated Net Leverage as of the last day of each Accounting Quarter for which a Compliance Certificate has been delivered pursuant to Section 5.01(b):

Consolidated Net Leverage	Cash Rate	PIK Fee Rate	Total Rate
≥ 7.0x	5.00%	3.50%	8.50%
< 7.0x - 6.0x	5.00%	2.25%	7.25%
< 6.0x - 5.0x	5.00%	1.00%	6.00%
< 5.0x	5.00%	0.00%	5.00%
; provided that if the Deleveraging Condition is satisfied on or prior to September 30, 2018, the Applicable Rate, on and after the first calendar day of the first full month following the date of delivery to CME Credit Guarantor of written notice thereof, setting out (in reasonable detail) computations as to the satisfaction thereof (the “Deleveraging Condition Satisfaction Notice”), shall mean the rate per annum set forth below as the Cash Rate, the PIK Fee Rate or the Total Rate, as applicable, based upon Consolidated Net Leverage as of the last day of each Accounting Quarter for which a Compliance Certificate has been delivered pursuant to Section 5.01(b) (it being understood that the pricing grid set forth above shall be effective at all times to the extent the Deleveraging Condition is not satisfied on or prior to September 30, 2018 or a Deleveraging Condition Satisfaction Notice is not delivered on or prior to the date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(b) for the Accounting Quarter ended September 30, 2018):

Consolidated Net Leverage	Cash Rate	PIK Fee Rate	Total Rate
≥ 7.0x	5.00%	3.00%	8.00%
< 7.0x - 6.0x	5.00%	1.75%	6.75%
< 6.0x - 5.0x	5.00%	0.50%	5.50%
< 5.0x	4.50%	0.00%	4.50%
Each change in the Applicable Rate resulting from a change in Consolidated Net Leverage shall be effective on and after the second Business Day following the date of delivery to CME Credit Guarantor of a Compliance Certificate pursuant to Section 5.01(b) indicating such change until the date immediately preceding the second Business Day following the next date of delivery of such Compliance Certificate indicating another such change.
Notwithstanding anything to the contrary, Consolidated Net Leverage will be deemed to be ≥ 7.0x (i) at any time during which CME has failed to deliver a Compliance Certificate and/or the related financial statements pursuant to Section 5.01(a), until the date on which such Compliance Certificate and/or financial statements are delivered and (ii) at any time during the existence of an Event of Default.
If (i) (x) Consolidated Net Leverage used to determine the Applicable Rate for any period is incorrect as a result of any error, misstatement or misrepresentation contained in any financial statement or Compliance Certificate delivered by CME or (y) after delivery thereof, the Deleveraging Condition Satisfaction Notice is incorrect as a result of any error, misstatement or misrepresentation contained in any financial statement or the Deleveraging Condition Satisfaction Notice delivered by CME, and (ii) in either case, as a result thereof, the Applicable Rate payable by CME or CME BV, as applicable, at any time is lower than the Applicable Rate that would have been payable by CME or CME BV, as applicable, had the Applicable Rate been calculated on the basis of the correct Consolidated Net Leverage and/or the correct pricing grid, then the Applicable Rate in respect of such period will be adjusted upwards automatically and retroactively and CME or CME BV, as applicable, shall pay to CME Credit Guarantor such additional amounts as are necessary so that after receipt of such amounts CME Credit Guarantor receives an amount equal to the amount it would have received had the Applicable Rate been calculated during such period on the basis of the correct Consolidated Net Leverage and/or the correct pricing grid, as applicable.

The Applicable Rate is subject to increase following a Change of Control as set forth in Section 2.03(d) below and shall not subsequently vary based on Consolidated Net Leverage.
“Cash Rate” has the meaning assigned to such term in the definition of “Applicable Rate”.
“Consolidated Total Debt Target” means, as of any determination date, an amount in Euros equal to:
(a)    the sum of the indebtedness set out in clause (b) of the defined term Consolidated Total Debt and Permitted Refinancing Indebtedness in respect of such indebtedness, in each case of CME and the Group as at such date, plus
(b)    the amount applied on or prior to such date to the repayment of any Revolving Loans pursuant to Section 5.24, the 2014 Third Party Loans, the 2015 Third Party Loans and/or the 2016 Third Party Loans by CME or its Subsidiaries from (x) proceeds received from the exercise of CME warrants held by CME Credit Guarantor or its Subsidiaries or Net Insurance/Condemnation Proceeds and/or (y) consolidated cash flow from operating activities of the Group, minus
(c)    the amount applied on or prior to such date to the repayment of accrued Guarantee Fees and/or Commitment Fees pursuant to Section 5.24, other than any such repayment from proceeds received from the exercise of CME warrants held by CME Credit Guarantor or its Subsidiaries or Net Insurance/Condemnation Proceeds.
“Deleveraging Condition” means that the Consolidated Total Debt Target is less than €815,000,000.
“Deleveraging Condition Satisfaction Notice” has the meaning assigned to such term in the definition of “Applicable Rate”.
“PIK Fee Rate” has the meaning assigned to such term in the definition of “Applicable Rate”.
“Total Rate” has the meaning assigned to such term in the definition of “Applicable Rate”.

B.	Section 2.03 of the Reimbursement Agreement shall be amended to amend and restate clauses (a) through (d) thereof as follows:
(a)2014 Refinancing Guarantee Fee. A guarantee fee (the “2014 Refinancing Guarantee Fee”) payable by CME on each Fee Payment Date in Dollars in an amount equal to:
(1) until March 1, 2017, (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) 8.5% (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME to the lenders under the 2014 Third Party Credit Agreement based on EURIBOR set in the 2014 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2014 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period); and
(2) from and after March 1, 2017, (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) the applicable Total Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME to the lenders under the 2014 Third Party Credit Agreement based on EURIBOR set in the 2014 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2014 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period).
The rate per annum described in clause (1)(i) or (2)(i), as applicable, is referred to herein as the “2014 Refinancing Guarantee Fee Rate”.

The 2014 Refinancing Guarantee Fee will accrue from the funding date of the 2014 Third Party Loans (and if CME makes a PIK Election in respect thereof, compound) on each Fee Payment Date thereafter in Dollars and be payable by CME to CME Credit Guarantor, at the election of CME, in cash or in kind on each Fee Payment Date (subject to the paragraph below with respect to the 2014 Refinancing Cash Fee Portion and any PIK Election in respect thereof on and after March 1, 2017), and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2014 Third Party Loans.  Once accrued and compounded, the 2014 Refinancing Guarantee Fee (and all amounts subsequently accrued and compounded in respect thereof) will bear interest at a rate per annum equal to the 2014 Refinancing Guarantee Fee Rate (computed on the basis of the actual number of days elapsed over a year of 360 days), which interest will also accrue (and, if CME makes a PIK Election in respect thereof, compound) on each Fee Payment Date and be payable in Dollars to CME Credit Guarantor, at the election of CME, in cash or in kind on each Fee Payment Date and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2014 Third Party Loans.
On and after March 1, 2017, on each Fee Payment Date, the 2014 Refinancing Guarantee Fee will be paid by CME to CME Credit Guarantor in Cash (the “2014 Refinancing Cash Fee Portion”) and, at CME’s election, in cash or in kind (the “2014 Refinancing PIK Fee Portion”) as follows:
(i)the 2014 Refinancing Cash Fee Portion will be calculated as the amount equal to (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) the applicable Cash Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME to the lenders under the 2014 Third Party Credit Agreement based on EURIBOR set in the 2014 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2014 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period); and
(ii)    the 2014 Refinancing PIK Fee Portion will be calculated as the amount equal to (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the applicable PIK Fee Rate (subject to increase pursuant to paragraph (d) below following a Change of Control), multiplied by (ii) the average daily principal amount of the 2014 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period). The 2014 Refinancing PIK Fee Portion accrued to a Fee Payment Date will, if CME makes a PIK Election in respect thereof, compound on such Fee Payment Date. Once accrued and compounded, the 2014 Refinancing PIK Fee Portion (and all amounts subsequently accrued and compounded in respect thereof) will bear interest at a rate per annum equal to the 2014 Refinancing Guarantee Fee Rate (computed on the basis of the actual number of days elapsed over a year of 360 days), which interest will also accrue (and, if paid in kind, compound) on each Fee Payment Date and be paid in Dollars by CME to CME Credit Guarantor on each Fee Payment Date (x) in cash in an amount equal to the Cash Rate, multiplied by the average daily amount of all accrued and compounded 2014 Refinancing PIK Fee Portions to date outstanding during such period and (y) at the election of CME, in cash or in kind at the applicable PIK Fee Rate, multiplied by the average daily amount of all accrued and compounded 2014 Refinancing PIK Fee Portions to date outstanding during such period, and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2014 Third Party Loan.
(b)2015 Refinancing Guarantee Fee. A guarantee fee (the “2015 Refinancing Guarantee Fee”) payable by CME on each Fee Payment Date in Dollars in an amount equal to:
(1) until March 1, 2017, (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) 8.5% minus (y) the rate of interest paid by CME to the lenders under the 2015 Third Party Credit Agreement based on EURIBOR set in the 2015 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2015 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period); and

(2) from and after March 1, 2017, (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) the applicable Total Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME to the lenders under the 2015 Third Party Credit Agreement based on EURIBOR set in the 2015 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2015 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period).
The rate per annum described in clause (1)(i) or (2)(i), as applicable, is referred to herein as the “2015 Refinancing Guarantee Fee Rate”.
The 2015 Refinancing Guarantee Fee will accrue from the funding date of the 2015 Third Party Loans (and if CME makes a PIK Election in respect thereof, compound) on each Fee Payment Date thereafter in Dollars and be payable by CME to CME Credit Guarantor, at the election of CME, in cash or in kind on each Fee Payment Date (subject to the paragraph below with respect to the 2015 Refinancing Cash Fee Portion and any PIK Election in respect thereof after on and after March 1, 2017), and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2015 Third Party Loans.  Once accrued and compounded, the 2015 Refinancing Guarantee Fee (and all amounts subsequently accrued and compounded in respect thereof) will bear interest at a rate per annum equal to the 2015 Refinancing Guarantee Fee Rate (computed on the basis of the actual number of days elapsed over a year of 360 days), which interest will also accrue (and, if CME makes a PIK Election in respect thereof, compound) on each Fee Payment Date and be payable in Dollars to CME Credit Guarantor, at the election of CME, in cash or in kind on each Fee Payment Date and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2015 Third Party Loans.
On and after March 1, 2017, on each Fee Payment Date, the 2015 Refinancing Guarantee Fee will be paid by CME to CME Credit Guarantor in Cash (the “2015 Refinancing Cash Fee Portion”) and, at CME’s election, in cash or in kind (the “2015 Refinancing PIK Fee Portion”) as follows:
(i)the 2015 Refinancing Cash Fee Portion will be calculated as the amount equal to (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) the applicable Cash Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME to the lenders under the 2015 Third Party Credit Agreement based on EURIBOR set in the 2015 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2015 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period); and
(ii)    the 2015 Refinancing PIK Fee Portion will be calculated as the amount equal to (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the applicable PIK Fee Rate (subject to increase pursuant to paragraph (d) below following a Change of Control), multiplied by (ii) the average daily principal amount of the 2015 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period). The 2015 Refinancing PIK Fee Portion accrued to a Fee Payment Date will, if CME makes a PIK Election in respect thereof, compound on such Fee Payment Date. Once accrued and compounded, the 2015 Refinancing PIK Fee Portion (and all amounts subsequently accrued and compounded in respect thereof) will bear interest at a rate per annum equal to the 2015 Refinancing Guarantee Fee Rate (computed on the basis of the actual number of days elapsed over a year of 360 days), which interest will also accrue (and, if paid in kind, compound) on each Fee Payment Date and be paid in Dollars by CME to CME Credit Guarantor on each Fee Payment Date (x) in cash in an amount equal to the Cash Rate, multiplied by the average daily amount of all accrued and compounded 2015 Refinancing PIK Fee Portions to date outstanding during such period and (y) at the election of CME, in cash or in kind at the applicable PIK Fee Rate, multiplied by the average daily amount of all accrued and compounded 2015 Refinancing PIK Fee Portions to date outstanding during such period, and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2015 Third Party Loan.

(c)2016 Refinancing Guarantee Fee. A guarantee fee (the “2016 Refinancing Guarantee Fee” and such fee, the 2014 Refinancing Guarantee Fee and the 2015 Refinancing Guarantee Fee, individually and collectively, herein called the “Guarantee Fee”) payable by CME BV on each Fee Payment Date in Dollars in an amount equal to (i) a rate (the “2016 Refinancing Guarantee Fee Rate”) per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) (1) until March 1, 2017, the applicable 2016 Total Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) and (2) from and after March 1, 2017, the applicable Total Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME BV to the lenders under the 2016 Third Party Credit Agreement based on EURIBOR set in the 2016 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2016 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period). The 2016 Refinancing Guarantee Fee will accrue from the funding date of the 2016 Third Party Loans (and if CME BV makes a PIK Election in respect thereof, compound) on each Fee Payment Date thereafter in Dollars and be payable by CME BV to CME Credit Guarantor on each Fee Payment Date as set forth in paragraphs (c)(i) and (c)(ii) below and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2016 Third Party Loans. On each Fee Payment Date, the 2016 Refinancing Guarantee Fee will be paid by CME BV to CME Credit Guarantor in cash (the “2016 Refinancing Cash Fee Portion”) and, at CME BV’s or CME’s, acting on CME BV’s behalf, election, in cash or in kind (the “2016 Refinancing PIK Fee Portion”) as follows:
(i)the 2016 Refinancing Cash Fee Portion will be calculated as the amount equal to (i) a rate (the “2016 Refinancing Cash Fee Rate”) per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) (1) until March 1, 2017, the applicable 2016 Cash Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) and (2) from and after March 1, 2017, the applicable Cash Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME BV to the lenders under the 2016 Third Party Credit Agreement based on EURIBOR set in the 2016 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2016 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period); and
(ii)    the 2016 Refinancing PIK Fee Portion will be calculated as the amount equal to (i) (1) until March 1, 2017, the applicable 2016 Refinancing PIK Fee Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) and (2) from and after March 1, 2017, the applicable PIK Fee Rate (subject to increase pursuant to paragraph (d) below following a Change of Control), multiplied by (ii) the average daily principal amount of the 2016 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period). The 2016 Refinancing PIK Fee Portion accrued to a Fee Payment Date will, if CME BV or CME, acting on CME BV’s behalf, makes a PIK Election in respect thereof, compound on such Fee Payment Date. Once accrued and compounded, the 2016 Refinancing PIK Fee Portion (and all amounts subsequently accrued and compounded in respect thereof) will bear interest at a rate per annum equal to the 2016 Refinancing Guarantee Fee Rate (computed on the basis of the actual number of days elapsed over a year of 360 days), which interest will also accrue (and, if paid in kind, compound) on each Fee Payment Date and be paid in Dollars by CME BV to CME Credit Guarantor on each Fee Payment Date (x) (1) until March 1, 2017, in cash in an amount equal to the 2016 Refinancing Cash Fee Rate and (2) from and after March 1, 2017, in cash in an amount equal to the Cash Rate, multiplied by the average daily amount of all accrued and compounded 2016 Refinancing PIK Fee Portions to date outstanding during such period and (y) at the election of CME BV or CME, acting on CME BV’s behalf, in cash or in kind at (1) until March 1, 2017, in an amount equal to the applicable 2016 Refinancing PIK Fee Rate and (2) from and after March 1, 2017, in an amount equal to the applicable PIK Fee Rate, multiplied by the average daily amount of all accrued and compounded 2016 Refinancing PIK Fee Portions to date outstanding during such period, and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2016 Third Party Loan.

(d)    Guarantee Fee Increases upon Change of Control. Beginning with the date that is 180 days following a Change of Control, each of the 2014 Guarantee Fee Rate, the 2015 Guarantee Fee Rate and the 2016 Guarantee Fee Rate shall be increased to a Total Rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to 3.50% in excess of the otherwise applicable rates set forth in the definition of “Applicable Rate” (with such Total Rate increase being applied to increase the corresponding (x) Cash Rate to a rate per annum equal to 7.0% and (y) the PIK Fee Rate to a rate per annum such that the Total Rate increase is equal to 3.50%), which shall not subsequently vary based on changes in Consolidated Net Leverage. Notwithstanding the foregoing, in no event shall the Total Rate per annum with respect to the 2014 Guarantee Fee Rate, 2015 Guarantee Fee Rate and/or the 2016 Guarantee Fee Rate exceed 10.0% by operation of this paragraph (d).

C.	Section 2.04 of the Reimbursement Agreement shall be amended to insert the following sentence at the end of paragraph (b) thereof:
Notwithstanding the foregoing, the 2014 Refinancing Cash Fee Portion, 2015 Refinancing Cash Fee Portion and/or 2016 Refinancing Cash Fee Portion of any applicable Guarantee Fee may be paid prior to 1:00 p.m., New York City time, on the date following the date when otherwise due pursuant to this paragraph (b) (without accrual of additional interest for such added single day, but subject to the third sentence of this paragraph (b)).
SECTION 3.Representations and Warranties. Each of CME and CME BV hereby represents and warrants that (i) this Amendment is within its corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action, (ii) this Amendment has been duly executed and delivered by it, (iii) this Amendment constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iv) as of the date hereof, no Default or Event of Default has occurred and is continuing and (v) the representations and warranties set forth in Article III of the Existing Reimbursement Agreement are true and correct in all material respects (unless any such representation or warranty is already qualified by materiality, in which case, such representation or warranty is true and correct in all respects) on and as of the date hereof, with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (unless any such representation or warranty is already qualified by materiality, in which case, such representation or warranty is true and correct in all respects) as of such earlier date. CME represents and warrants that since December 31, 2016, there has been no material adverse change in the business, assets, operations or financial condition of CME and its consolidated subsidiaries, taken as a whole.
SECTION 4.Effectiveness. This Amendment shall become effective as of the first date (the “First Amendment Effective Date”) on which the CME Credit Guarantor (or its counsel) shall have received duly executed counterparts hereof that bear the authorized signatures of CME and CME BV.
SECTION 5.Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the CME Credit Guarantor under the Existing Reimbursement Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Reimbursement Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
(b)On and after the First Amendment Effective Date, each reference in the Existing Reimbursement Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Existing Reimbursement Agreement as amended hereby, and each reference to the Reimbursement Agreement shall be deemed to be a reference to the Existing Reimbursement Agreement as amended hereby.
SECTION 6.Governing Law; Jurisdiction.
(a)This Amendment shall be construed in accordance with and governed by the law of the State of New York.

(b)Each party to this Amendment hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Reimbursement Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)Each party to this Amendment hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section 6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By:	/s/ David Sturgeon
	Name:	David Sturgeon
	Title:	Chief Financial Officer

[Signature Page to First Amendment]

CME MEDIA ENTERPRISES B.V.

By:	/s/ Alphons van Spaendonck
	Name:	Alphons van Spaendonck
	Title:	Managing Director

By:	/s/ Dennis Kramer
	Name:	Pan-Invest B.V., represented
by Dennis Kramer
	Title:	Managing Director

[Signature Page to First Amendment]

TIME WARNER INC.

By:	/s/ Edward B. Ruggiero
	Name:	Edward B. Ruggiero
	Title:	Senior Vice President & Treasurer

[Signature Page to First Amendment]